UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2014

URS Corporation
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

1-7567	94-1381538
(Commission File No.)	(IRS Employer Identification No.)

600 Montgomery Street, 26th Floor
San Francisco, California 94111-2728
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:   (415) 774-2700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

On February 12, 2014, URS Corporation (the “Company”) issued a press release announcing its preliminary results for fiscal 2013.  A copy of the press release, entitled “URS Corporation Announces Preliminary Results For Fiscal 2013 and Preliminary 2014 Outlook” is furnished and not filed pursuant to Item 2.02 as Exhibit 99.1 hereto.  Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 10, 2014, William J. Lingard resigned as President and Chief Operating Officer of the Company.

Item 8.01  Other Events.

Our Board of Directors approved a modification of our stock repurchase program to allow for the repurchase of up to 12 million shares of the Company’s common stock during the 2014 fiscal year.  A copy of the press release regarding the modifications to our common stock repurchase program is attached hereto as Exhibit 99.1 and incorporated herein.

Item 9.01  Financial Statements and Exhibits.

(c)  Exhibits

99.1	Press Release, dated February 12, 2014, entitled “URS Corporation Announces Preliminary Results For Fiscal 2013 and Preliminary 2014 Outlook.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, URS Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URS CORPORATION

Dated: February 12, 2014	By:	/s/ Reed N. Brimhall
Reed N. Brimhall
Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated February 12, 2014, entitled “URS Corporation Announces Preliminary Results For Fiscal 2013 and Preliminary 2014 Outlook.”